UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Ken Karels, President and Chief Executive Officer, Bryan Kindopp, Executive Vice President, Stephen Ulenberg, Chief Risk Officer, and Peter Chapman, Chief Financial Officer of Great Western Bancorp, Inc. (the “Company”), each adopted stock trading plans in accordance with the guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended.
Mr. Karels has previously been granted restricted share awards that are vesting on October 20, 2016 and December 4, 2016. Under Mr. Karels’ Rule 10b5-1 Sales Plan dated September 12, 2016, a broker-dealer is authorized to sell shares of the Company’s common stock held and to be acquired by Mr. Karels through his participation in one or more of the Company’s equity compensation plans in an amount sufficient to cover taxes and fees associated with the restricted share awards. Shares may be sold under Mr. Karels’ 10b5-1 Sales Plan on the open market and at prevailing market prices. In addition, the broker dealer is authorized to sell up to an additional 1,649 shares of the Company’s common stock also held and to be acquired by Mr. Karels through his participation in one or more of the Company’s equity compensation plans. These shares will be sold under Mr. Karels’ 10b5-1 Sales Plan on the open market on specified dates at prevailing market prices, subject to minimum price thresholds specified in his 10b5-1 Sales Plan. Mr. Karels’ 10b5-1 Sales Plan terminates on September 10, 2017.
Mr. Kindopp has previously been granted restricted share awards that are vesting on October 20, 2016 and December 4, 2016. Under Mr. Kindopp’s Rule 10b5-1 Sales Plan dated September 12, 2016, a broker-dealer is authorized to sell shares of the Company’s common stock held and to be acquired by Mr. Kindopp through his participation in one or more of the Company’s equity compensation plans in an amount sufficient to cover taxes and fees associated with the restricted share awards. Shares may be sold under Mr. Kindopp’s 10b5-1 Sales Plan on the open market and at prevailing market prices. Mr. Kindopp’s 10b5-1 Sales Plan terminates on September 10, 2017.
Mr. Ulenberg has previously been granted restricted share awards that are vesting on October 20, 2016 and December 4, 2016. Under Mr. Ulenberg’s Rule 10b5-1 Sales Plan dated September 13, 2016, a broker-dealer is authorized to sell shares of the Company’s common stock held and to be acquired by Mr. Ulenberg through his participation in one or more of the Company’s equity compensation plans in an amount sufficient to cover taxes and fees associated with the restricted share awards. Shares may be sold under Mr. Ulenberg’s 10b5-1 Sales Plan on the open market and at prevailing market prices. Mr. Ulenberg’s 10b5-1 Sales Plan terminates on September 10, 2017.
Mr. Chapman has previously been granted restricted share awards that are vesting on October 20, 2016 and December 4, 2016. Under Mr. Chapman’s Rule 10b5-1 Sales Plan dated September 14, 2016, a broker-dealer is authorized to sell shares of the Company’s common stock held and to be acquired by Mr. Chapman through his participation in one or more of the Company’s equity compensation plans in an amount sufficient to cover taxes and fees associated with the restricted share awards. Shares may be sold under Mr. Chapman’s 10b5-1 Sales Plan on the open market and at prevailing market prices. Mr. Chapman’s 10b5-1 Sales Plan terminates on September 10, 2017.
Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any public material, non-public information they may receive after adopting their plans. In accordance with the 10b5-1 rules, Messrs. Karels, Kindopp, Ulenberg and Chapman have no direction over the sales of their shares of common stock under their respective plans.
Any transactions under the respective 10b5-1 Sales Plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due. Except as may be required by law, the Company does not undertake to report 10b5-1 trading plans by other officers or directors of the Company in the future, or to report modifications or terminations of any such plans whether or not the plan was publicly announced, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: September 16, 2016	By: /s/ Donald J. Straka
Name: Donald J. Straka
Title: General Counsel and Secretary